4
                                                                        FORM 8-K
                                                                        --------


                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                    FORM  8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  reported)     February  22,  2002

                           USA VIDEO INTERACTIVE CORP.
             (Exact name of registrant as specified in its chapter)
             ------------------------------------------------------

                  WYOMING               0-29651          06-15763-91
    (State or other jurisdiction      (Commission      (IRS Employer
       of incorporation               File Number)     Identification No.)
       ----------------          ------------          -------------------

               70 ESSEX STREET, MYSTIC, CONNECTICUT          06355
                 (Address of principal executive offices)          (Zip Code)
                    ----------------------------------------          ----------

                                 (800) 625-2200
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

On February 22, 2002 the Registrant announced that it has completed a contract with Mortgage Lenders Network USA, Inc. www.mlnusa.com to deploy Zmail and mediaClix to increase its sales and brand awareness in the nationwide mortgage banking business

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit  99.1     News  Release  dated  February  22,  2002


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     USA  VIDEO  INTERACTIVE  CORP.


Date  :     February  22,  2002          By  :     /s/  Anton  J.  Drescher
            -------------------                    ------------------------
               ANTON  J.  DRESCHER,
               CORPORATE  SECRETARY

                               [GRAPHIC  OMITED]





NATIONWIDE MORTGAGE BANKING COMPANY SELECTS ZMAIL AND MEDIACLIX FOR INTERNET MARKETING INITIATIVES.

MYSTIC,  CONNECTICUT,  FEBRUARY  22,  2002  -  USA Video Interactive Corporation
(OTCBB: USVO; CDNX: US; BSE/Frankfurt: USF; http://www.usvo.com/) announced today that it has completed a contract with Mortgage Lenders Network USA, Inc. www.mlnusa.com to deploy Zmail and mediaClix to increase its sales and brand awareness in the nationwide mortgage banking business.
 --

Headquartered in Middletown Connecticut, Mortgage Lenders Network USA, Inc. is one of the largest providers of non-conforming mortgage and home equity financing in America and ranks as the sixth largest sub-server of non-conforming mortgages in the country.

"Mortgage Lenders Network's ability to build strategic relationships with companies like USVO that share our view of leveraging technology to increase market share, through the use of creative new products and services, is consistent with Mortgage Lenders Network's E-Commerce Business Model," said Michael S. Simeone, MLN's Senior Vice President and Chief Technology Officer.

"Our contract with Mortgage Lenders Network USA, Inc. moves USVO into an important new market," said Daniel E. Kinnaman, USVO's Senior Vice President of Sales & Marketing. "Using Zmail and mediaClix to target special messages and offers, customers in multiple vertical markets are realizing the enhanced ROI of our StreamHQ solutions. The mortgage banking business is a significant addition to our growing array of well-served markets. We're glad to be working with Mortgage Lenders Network USA, Inc. and look forward to helping them achieve excellent results."

ABOUT  MORTGAGE  LENDERS  USA,  INC.
Mortgage Lenders Network USA, Inc. was organized November 1996, and began operations in April 1997 as a nationwide mortgage banking company.

Mortgage Lenders Network is a privately held firm, based in Middletown, Connecticut, which specializes in providing mortgage and home equity financing to borrowers with impaired credit histories.

The Company's strategy is to offer competitive products and outstanding service at a low cost.

ABOUT  USA  VIDEO  INTERACTIVE
USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions. The company has developed its StreamHQ(TM) architecture to provide a wide range of business customers with value-added media delivery services. StreamHQ(TM) facilitates the transmission of digitized and compressed video to the user's desktop via multiple modes that take advantage of available connectivity. While competitors take a "one-size-fits-all" streaming approach, StreamHQ(TM) brings unique value propositions to individual vertical markets with functionality designed specifically for those markets. Beyond high quality media delivery, USVO gives its customers media asset management tools and information that provide accountability and return on investment (ROI) for their streaming expenditures. USVO has created Zmail and mediaClix(TM), which use StreamHQ(TM) to deliver rich media campaigns for advertising, marketing, corporate communications, and customer service applications. USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 145 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, and Italy, and has a similar patent pending in Japan. For more information, visit www.usvo.com.
       ------------

USA Video Interactive Corporate Headquarters Office: 70 Essex Street; Mystic, CT 06355; (800) 625-2200; (860) 572-1560. Canada Office: 837 West Hastings Street;
Suite #507; Vancouver, B.C. V6C 3N6. Trading symbol on the OTCBB: USVO; Trading symbol on The Canadian Venture Exchange: US; Trading Symbol on the Berlin Stock
Exchange: USF. Standard & Poors Listed. CUSIP 902924208. The Canadian Venture Exchange (CDNX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. For more information contact: Kevin Yorio, 860-572-1560; info@usvo.com
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